UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 29, 2013

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449
(Registrant’s Telephone Number, Including Area Code)

(812) 467-4449

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

and

Section 2 – Financial Information

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2013, Escalade, Incorporated (“Escalade”) entered into the Tenth Amendment (the “Tenth Amendment”) to Escalade’s Credit Agreement with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”). The Tenth Amendment amends the Credit Agreement dated as of April 30, 2009, as amended by Amendments First through Ninth (collectively, the “Credit Agreement”), among the Company, Chase and the other lenders identified therein (collectively, “Lender”).

Under the terms of the Credit Agreement as amended by the Tenth Amendment, the Lender has extended the maturity date for the repayment of the outstanding principal balance of the Revolving USD Facility, including all accrued and unpaid interest thereon, from July 31, 2013 to September 30, 2013 (the “Revolving USD Loan Maturity Date”). Escalade and the Lender are currently working on a First Amended and Restated Credit Agreement that would further extend the term of the Credit Agreement and certain other mutually agreed changes. Escalade and the Lender anticipate entering into the First Amended and Restated Credit Agreement prior to September 30, 2013.

There were no other changes to the Credit Agreement. The maturity date for the repayment of the outstanding principal balance of the Term Loan, including all accrued and unpaid interest thereon, remains at May 31, 2015 (the “Term Loan Maturity Date”). Escalade’s indebtedness under the Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company. In addition, each direct and indirect domestic subsidiary of Escalade has unconditionally guaranteed all of the indebtedness of Escalade arising under the Credit Agreement and has secured its guaranty with a first priority security interest and lien on all of its assets. The Pledge and Security Agreement dated April 30, 2009 by and between Escalade and Chase, and each Pledge and Security Agreement dated April 30, 2009 by and between each such Escalade subsidiary and Chase continue in full force and effect, as amended by the Master Amendment to Pledge and Security Agreements dated May 31, 2010 entered into by Chase, Escalade and each such subsidiary. The Unlimited Continuing Guaranty dated April 30, 2009 applicable to each of Escalade’s domestic subsidiaries continues in full force and effect without change. In connection with the execution of the Tenth Amendment, each of Escalade’s domestic subsidiaries consented to the execution of such Amendment and reaffirmed their Guaranty in favor of Lender.

There was no amendment fee in connection with the Tenth Amendment.

For the entire text of the Tenth Amendment, please see Exhibit 10.1 attached hereto. Except as set forth in the Tenth Amendment, as stated above all other terms and conditions of the Credit Agreement remain in full force and effect. All capitalized terms not defined in this Form 8-K have the meanings set forth in the Credit Agreement or, if applicable, as amended pursuant to the Tenth Amendment.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.1	Tenth Amendment to Credit Agreement dated as of July 29, 2013 by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2013	ESCALADE, INCORPORATED

By: /s/ DEBORAH J. MEINERT

Deborah J. Meinert, Vice President and Chief Financial Officer

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